MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

                                                                   Exhibit 10.34

                           SUPPORT SERVICES AGREEMENT

This Support Services Agreement (the "Agreement") is made this 26 day of September, 1997, by and between Microdyne Corporation ("Microdyne"), a Maryland corporation located at 3601 Eisenhower Avenue, Alexandria, VA., 22304, and Alpine Electronics of America, Inc. ("Alpine"), a corporation with a principal place of business at 19145 Gramercy Place, Torrance, Ca., 90501.

1.       DESCRIPTION OF SERVICES AND PRICING.

Microdyne will provide to Alpine the services specified in Schedule A ("Services"), for the fees which are set forth in Schedule B which is incorporated herein by reference.

2.       EFFECTIVE DATE AND TERM.

This Agreement shall become effective on the 3rd day of November, 1997 (the "Effective Date") and shall continue for eighteen (18) months through the 3rd day of May, 1999 (the "Initial Term"). Thereafter, this Agreement shall automatically renew for successive one-year periods (the "Renewal Term(s)") unless canceled by either party by giving notice of such cancellation to the other not less than thirty (30) days before the beginning of any Renewal Term.

3.       ACCOUNT MANAGEMENT AND PERSONNEL.

(A) Account Manager. Microdyne will designate an Account Manager ("Account Manager") who will be directly responsible for coordinating and managing the delivery of the Services and will have full authority to act on Microdyne's behalf with respect to all matters relating to this Agreement. The Account Manager will work with the Alpine Representative (hereinafter defined) to address Alpine's customer service issues and strategies and the parties' relationship under this Agreement.

(B) Alpine Representative. Alpine will designate a representative ("Alpine Representative") who will be directly responsible for supervising the delivery of the Services and have full authority to act on Alpine's behalf with respect to all matters relating to this Agreement. The Alpine Representative will work with the Account Manager to address Alpine's customer service issues, information technology issues and strategies, and the parties' relationship under this Agreement.

(C) Microdyne's Personnel. Microdyne will use reasonable commercial efforts to ensure that all personnel who are to perform any tasks, work, functions or obligations under this Agreement for or on behalf of Microdyne shall be competent, experienced, and trained in the tasks, work, functions or obligations to be performed by such personnel.

(D) Personnel Training. Microdyne shall implement and maintain a policy of on-going training for all personnel to ensure that all personnel have the requisite skills and knowledge required to perform the tasks, work, functions and obligations assigned to them by Microdyne. Both parties acknowledge, however, that the initial product training of personnel will be undertaken by Alpine.

(E) Information Available to Microdyne Personnel. Alpine shall timely supply Microdyne with all necessary information and printed advertising materials regarding Alpine's products and services and shall maintain the currency and accuracy of such materials and information. In addition, Alpine shall assist Microdyne in developing communications materials and standard responses to customer requests and make technical information available to Microdyne without cost to Microdyne in order to enable Microdyne to provide the Services.

(F) Customer Service Quality Monitoring. Microdyne will monitor the quality of performance of Microdyne's personnel employed to render Services hereunder by conducting scheduled random recordings of Alpine's customer calls for personnel training purposes.

4.       REPORTING REQUIREMENTS AND ALPINE'S DATA

(A) Records and Audit Rights. Microdyne agrees to keep and maintain records of the charges associated with Microdyne's provision of Services. Alpine retains the right to have a representative of Alpine's certified public accounting firm inspect and audit Microdyne's books and records pertaining to the Services during normal business hours upon reasonable notice to Microdyne, at Alpine's expense, to insure compliance with the terms of this Agreement.

Microdyne agrees to furnish to Alpine a statement within fifteen (15) days following the end of each month identifying the Services performed during the preceding month. Microdyne shall keep and maintain true and accurate records regarding all information and data reasonably necessary or required for the computation and verification of all amounts payable to Microdyne hereunder. Microdyne agrees to provide any information required by Alpine to comply with government rules and regulations. The information will be made available on a mutually agreeable schedule determined at the time of any request.

(B) Other Reports. Microdyne will provide Alpine with other type of reports, customer call data and information, in a form and with content mutually agreed by the parties, form time to time agreed to by the parties, including tracking reports generated by Microdyne. Microdyne shall give to Alpine on demand an


--------------------------------------------------------------------------------
                                    PAGE 55

MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

electronic copy of any information kept pursuant to this paragraph.

(C) Confidential Information. During the term of this Agreement, Microdyne will have access to information that is confidential and proprietary to Alpine and not generally known to the industry. Such "Confidential Information" includes, but is not limited to, the following types of information or other information of a similar nature (whether or not reduced to writing): discoveries, ideas, concepts, software in various stages of development, designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, procedures, marketing plans, information related to customers, price lists, pricing policies and financial information. Such Confidential Information shall belong exclusively to Alpine and Microdyne agrees to turn over all copies of such materials in its control to Alpine upon request or upon termination of this Agreement.

Microdyne agrees to hold in confidence and not to directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose. Microdyne shall segregate and keep separate from any other records, documents, drawings or similar material any and all Confidential Information and any and all information generated by Microdyne which relates to or is based upon such Confidential Information.

Microdyne shall limit availability of Confidential Information within its organization to those employees or consultants who have a reasonable need to see and use the same. Each employee and consultant who obtains access to Confidential Information shall be fully informed of its confidential nature, and shall be required to enter into a written agreement acknowledging that such employee or consultant agrees to abide by any and all disclosure and use restrictions imposed upon Microdyne by reason of this Agreement.

5.       PAYMENT TERMS.

(A) Invoice. Alpine agrees to remit payment to Microdyne at the remittance address and on the due date indicated on Microdyne's invoices to Alpine ("Due Date"). In the event Alpine fails to make full payment to the proper address within thirty (30) days after the Due Date, Alpine shall also pay an interest charge in the amount of one and one-half percent (1.5%) of the unpaid balance per month or the maximum lawful rate under applicable state law, whichever is greater.

Payment for all monthly recurring charges, installation and other agreed upon charges shall be billed following the receipt of any such Services.

(B) Suspension of Services. In the event payment in full is not received from Alpine on or before sixty (60) days following the Due Date, Microdyne shall have the right, after giving Alpine ten (10) days notice, to suspend all or any portion of the Services to Alpine. If only a portion of the Services are suspended and Alpine does not cure its nonpayment, Microdyne may suspend, after giving Alpine ten (10) days notice, all or any additional portion of the Services to Alpine. Microdyne may continue the suspension until such time as Alpine has paid in full all charges then due, including any late fees as specified herein. If Alpine fails to make such payment by a date determined by and acceptable to Microdyne, Alpine shall be deemed to have canceled the Services provided under this Agreement effective on the date of such suspension and shall remain liable for all cancellation charges set forth in the Service Schedule.

(C) Taxes. Alpine shall be responsible for the payment of all sales, use and personal property taxes assessed on products provided or sold in connection with this Agreement, excluding taxes based upon the net income of Microdyne. Microdyne shall be responsible for all taxes arising from Alpine's payments for the Services, including but not limited to withholding taxes, FICA payments, worker's compensation and state disability payments.

(D) Minimum Calls. The parties acknowledge that Microdyne's pricing for the Service is based upon a minimum of 6,000 calls per month being received by Microdyne's call center from Alpine's customers. The parties agree that in the event such minimum is not met, they will meet to discuss adjustments to the pricing set out in Schedule B hereto.

6.       TERMINATION AND DEFAULT.

(A) Termination. If Microdyne is prohibited by any governmental authority from furnishing all or a portion of the Services, or if any material rate or term contained herein and relevant to the affected Service is substantially changed by order of the highest court of competent jurisdiction to adjudicate the matter, the Federal Communications Commission, or other local, state or federal government authority, then Microdyne may upon thirty (30) days prior written notice to Alpine, terminate this Agreement or the affected portion of the Service.

(B) Events of Default. With respect to any of the Services hereunder, Alpine may terminate that Service, upon written notice to Microdyne and following a period of thirty (30) days in which Microdyne may cure such default, if the quality of Services provided hereunder fall consistently below the level of quality as agreed upon by Microdyne and Alpine. Either party may terminate this Agreement if the other is in default of any material obligation contained herein, which default has not been cured within fifteen (15) days following notice of such default. In the event this Agreement is terminated by Alpine during the initial term other than as provided in the two preceding sentences, or by Microdyne because of Alpine's default, Alpine shall pay the


--------------------------------------------------------------------------------
                                    PAGE 56

MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

amount of installation fees determined by multiplying $10,000 by the fraction, the denomination of which is 12, the numerator of which is the number 12 minus the number of full months from the Effective Date. If the number is a negative number, there will be no charge. This Agreement shall automatically be canceled if either party becomes insolvent or makes an assignment for the benefit of creditors or if any insolvency proceeding is initiated by or against it. All unpaid charges accrued under this Agreement shall become immediately due and payable upon the happening of the event of termination. The aforesaid rights shall be in addition to all other rights and remedies provided at law, in equity, or hereunder.

7.       GENERAL AGREEMENT.

(A) Warranty and Disclaimer of Warranty. Microdyne warrants that Services shall be provided to Alpine in accordance with the parameters set forth in the Service Schedule. Microdyne shall use reasonable efforts under the circumstances to remedy any delays, interruptions, omissions, mistakes, accidents or errors in the Services and restore such Services to comply with the terms hereof. THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OR REMEDIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

(B) Limitation of Liability. IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, MICRODYNE SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER AND, WITH RESPECT TO PARTIES OTHER THAN ALPINE THAT USE THE SERVICES THROUGH ALPINE, ALPINE SHALL INDEMNIFY MICRODYNE AGAINST ANY CLAIMS FOR SUCH DAMAGES BROUGHT AGAINST IT BY THIRD PARTIES, UNLESS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL WRONGDOING OF MICRODYNE.

(C) Alpine Content and Indemnity. Alpine shall make all arrangements with copyright holders, or other parties for necessary authorizations, clearances or consents ("Consents") with respect to information, data or other contents ("contents") provided to Microdyne for distribution to callers. Alpine shall indemnify and hold harmless Microdyne against and from any action, suit or claim, whether civil or criminal, private or public, brought against Microdyne arising out of or related to the contents distributed hereunder (by Microdyne's employees, over the Internet, Microdyne's network or otherwise) or related to Alpine's products including, but not limited to, claims, actual or alleged, relating to any infringement of copyright, patents, any violation of export control laws, failure to procure Consents or that such transmission Content violate third party intellectual property rights. Alpine agrees not to use the Services for any unlawful purpose, including without limitation any use which constitutes or may constitute a violation of any local, state or federal obscenity law.

(D) Force Majeure. If either party's performance of this Agreement or any obligation (other than the obligation to make payments) hereunder is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cable cut, storm or other similar occurrence including rain fade or other atmospheric conditions, any law, order, regulation, direction, action or request of the United States Government or state or local governments, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more said governments, or of any civil or military authority, or by national emergencies, insurrections, riots, wars, acts of terrorism, strikes, lockouts or work stoppages or other labor difficulties, supplier failures, shortages, breaches or delays, then the affected party shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction or interference. The affected party shall use reasonable efforts under the circumstances to avoid and remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes cease. Failure of equipment or transmission services of a telecommunications carrier involving Microdyne's Services ("Outage") shall be considered an event of Force Majeure hereunder. In the event of an occurrence of such Outage causing failure of Services which is beyond the control of Microdyne, the unaffected portion of the Service may be subject to interruption as Microdyne deems necessary. Microdyne shall not be liable for such interruption.

(E) Press Releases. Alpine agrees that Microdyne may provide press releases, regarding this Agreement, and the Services to be provided hereunder, provided Alpine reviews and approves such press releases which approval is not unreasonably delayed or withheld. Alpine understands and agrees that Microdyne may disclose such information as may be required under applicable law, including information Microdyne considers material to its business and prospects.

8.       MISCELLANEOUS PROVISIONS.

(A) Title to Equipment. This Agreement shall not, and shall not be deemed to, convey to Alpine title of any kind to any of the transmission facilities, digital encoder/decoders, telephone lines, microwave facilities or other facilities utilized in connection with the Services.

(B) Notice. Notices under this Agreement shall be in writing and delivered either via U.S. mail, certified with return receipt requested, or via Federal Express priority next-day delivery, to the person identified in this Section at the full business addresses of the parties as they appear herein. The effective date for any


--------------------------------------------------------------------------------
                                    PAGE 57

MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

notice under this Agreement shall be the date of delivery of such notice, not the date of mailing. The full business address for purposes of notice under this Section as well as telephone voice and facsimile numbers for reservation of services and troubleshooting shall be:

Microdyne Corporation                    Alpine Electronics of America, Inc.
Attn: President                          Attn: Jim Ayalde, Customer Relations Mgr.
3601 Eisenhower Avenue                   19145 Gramercy Place
Alexandria, VA.  22304                   Torrance, Ca.  90501
Telephone:  (703) 329-0500               Telephone:  (310) 783-7018
Facsimile:  (703) 329-3722               Facsimile:  (310) 782-0726

(C) Merger/Integration. This Agreement (including the attached Service Schedule, as it may be modified from time to time) consists of all the terms and conditions contained herein and in documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understanding between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Services provided hereunder.

(D) Written Amendment. Alpine agrees that any addition, deletion or modification to this Agreement shall not be binding on Microdyne except by written agreement executed by Microdyne.

(E) No Venture. The provision of Services shall not create a partnership or joint venture between the parties.

(F) Conflict of Law. In addition to the nonpayment of any sum due hereunder, Microdyne may immediately suspend Services in whole or part if Microdyne determines that such Services violate the Communications Act of 1934, as amended (including the Telecommunications Act of 1996), or that the imposition of any state or federal statute, or promulgation of any rule, regulation, or order of the Federal Communications Commission ("FCC") or other governing body makes Microdyne's performance commercially impracticable.

(G) Assignment. Alpine shall not assign or transfer its rights or obligations under this Agreement without the prior written consent of Microdyne, provided that Alpine may reincorporate in any state without the prior written consent of Microdyne. Any such assignment or transfer of Alpine's rights or obligations without such consent shall entitle Microdyne to terminate the Services provided hereunder at its option upon ten (10) days' prior written notice to Alpine. A change in control shall be deemed to be an assignment or transfer.

(H) Choice of Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

(I) Interpretation. No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement.

(J) No Third Party Beneficiary. The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce or benefit from these provisions.

(K) Arbitration. Any and all disputes arising from or in connection with this Agreement shall be settled, promptly and in good faith, by mutual consultation between the parties. Failing such amicable settlement, such disputes shall be settled by arbitration in Los Angeles, California, in accordance with the commercial dispute rules of the American Arbitration Association. The award of arbitration shall be final and binding upon the parties.

(L) Attorneys' Fees. If a proceeding is brought for the enforcement of this Agreement or because of any alleged or actual dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in such action or proceeding in addition to any other relief to which such party may be entitled.

(M) Severability. In the event any provision of this Agreement conflicts with any statute, rule or order of any governmental unit or regulatory body, or tariff then, if required by law, such statute, rule, order or tariff shall control.

(N) No Waiver. The failure of either party to enforce any provision hereof shall not constitute the permanent waiver of such provision.

MICRODYNE CORPORATION                       ALPINE ELECTRONICS OF AMERICA, INC.
/s/ John Dillender                          /s/Jim Ayalde
Signature                                   Signature
Vice President, Operations                  Customer Relations Manager
Title                                       Title
September 26, 1997                          September 26, 1997
Date                                        Date


--------------------------------------------------------------------------------
                                    PAGE 58